EXHIBIT 10.1


                      FRONTIER CORPORATION

           DIRECTORS COMMON STOCK DEFERRED GROWTH PLAN


          The Frontier Corporation Directors Common Stock Deferred Growth Plan (the "Plan") is hereby amended and restated, effective October 1, 1999, to reflect the acquisition of Frontier Corporation (the "Company") by Global Crossing Ltd. and the decision to continue the Plan and all existing deferrals pursuant to the terms of the Plan and the deferral agreements notwithstanding such acquisition and to authorize the investment of deferred amounts to be made in Global Crossing Common Stock.

1.   Purposes

          The purposes of the Plan are to assist directors of the Company, of Global Crossing and of their affiliates (Global and all affiliates hereafter referred to as "Affiliated Companies") with their individual tax and retirement income planning, to permit the Company and participating Affiliated Companies to remain competitive in attracting and retaining their directors and to authorize deferred fees to be invested in Affiliated Company securities.

2.   Plan Administrator

          The Committee on Directors of the Company's Board of Directors shall be the Plan's administrator (the "Administrator"). The Administrator shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions of this Plan, including eligibility for benefits.

3.   Eligibility

          Any director of the Company who is not an employee of the Company or any Affiliated Company may elect to participate in this Plan.

          This Plan may, with the approval of the Administrator, be adopted by Global Crossing or by another Affiliated Company with respect to one or more of its directors. In the event of such adoption, an eligible director may defer fees earned for services on Global Crossing's or another Affiliated Company's Board in accordance with the provisions of this Plan. The Company shall, however, continue to act as plan sponsor and its Committee on Directors as plan administrator of this Plan and continue to perform all functions assigned herein specifically to the Company and the Administrator, respectively.

4.   Amount of Deferral

          A participant may elect to defer receipt of all or a specified portion of the fees otherwise payable to the participant for serving on the Board of Directors or any committee thereof of the Company or of any participating Affiliated Company.

5.   Time for Electing Deferral

          Any election to defer directors fees must be made prior to the beginning of the calendar year that such fees are to be earned by the participant, provided that in the first year of eligibility a deferral election for that year must be made within 30 days of commencing employment on the Board. An election to commence a deferral may be made at any time in accordance with the procedures set forth in section 6 and any election so made shall remain in effect until the participant elects in writing to change his or her election for future fees, but any such change with respect to an investment in Affiliated Company securities will not be effective until six months after so elected.

6.   Manner of Electing Deferral

          A participant shall elect a deferral by giving written notice to the Administrator in a form substantially the same as the Election Form attached hereto. The notice shall include (1) the amount to be deferred; (2) the time as of which the deferral is to commence; and (3) whether the deferred amounts plus the earnings thereon will be paid within 30 days of termination from the Board or 30 days following the end of year in which termination occurs.

7.   Participant Accounts

          If a trust arrangement has been established, each participant shall have an account (the "Participant Account") to reflect his or her investment election as specified on the Election Form. Amounts deferred into a Participant Account shall be invested by the trustee in such Affiliated Company securities as shall be specified by the Administrator. The trustee shall purchase such securities on the open market at their fair market value at the time of purchase. Earnings paid on securities allocated to a Participant Account shall be used to purchase additional Affiliated Company securities. Funds allocated to a Participant Account that cannot be invested in Affiliated Company securities may be invested in any fund or funds designated by the Administrator.

          If no trust arrangement has been established, all deferrals will be credited with simple interest on any unpaid account balance at the rate fixed from time to time for the payment of funds deposited with the Company by its customers.

          The value of each Participant Account shall be adjusted no less frequently than annually to reflect deferrals into the account, payments from the account as hereinafter provided, earnings on investments and changes in the market value of investments.

          All amounts credited to Participant Accounts shall be fully vested at all times. Except for the possible claims of the general creditors of the Affiliated Companies, they shall not be subject to forfeiture on account of any action by a participant or by the Affiliated Companies, including termination of service on the Board.

8.   Transfer of Participant Accounts

          A Participant may transfer to this Plan a participant account held under the Company's Plan for the Deferral of Directors Fees. In the event of any such transfer, the amounts will be invested in accordance with the terms of this Plan and shall be paid out in the medium provided for payments from this Plan. The Participant's deferral election under the Plan for the Deferral of Directors Fees shall otherwise remain irrevocable and shall govern the time and method of payment of the transferred amounts.

          No amounts held in this Plan, including amounts transferred to it pursuant to the foregoing paragraph may be transferred from this Plan to the Plan for the Deferral of Directors Fees.

9.   Payment of Deferred Amounts

          No withdrawal may be made from a Participant Account except as provided in this section 9. Payments from an Account shall be made in a lump sum within 30 days following termination or within 30 days following the close of the year in which termination occurs in accordance with a participant's Election Form. For purposes of this Plan, a Participant shall not be considered to have terminated service if he or she leaves the Board of Directors of the Company or any Affiliated Company but as of such departure or within 30 days thereafter becomes a Board member of any other such company within the affiliated group. Termination instead shall occur only when the Participant has terminated membership for at least 30 days from all Affiliated Company Boards of Directors of the Company and the Affiliated Companies.

          Prior to a Change in Control (as defined in Section 11), payments from a Participant Account that has been invested in Company securities shall be made only in whole shares of such securities with any fractional share made in cash. On and after a Change in Control, such payments shall be made in cash or in shares, as determined by the participant, in accordance with a participant's election and the provisions of Section 11 hereof. Each participant or beneficiary shall execute any documents reasonably deemed necessary by the Administrator to comply with any applicable securities laws.

          Notwithstanding the provisions of this section 9 or a participant's Election Form regarding the time for payment of benefits, the Administrator may, in its sole discretion, accelerate payments in the light of an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency that is caused by an event beyond the control of the participant and that would result in severe financial hardship to the participant if early withdrawal were not permitted. Any early withdrawal pursuant to this section 9 is limited to the amount needed to meet the emergency.

10.  Participants' Rights Unsecured

          The maintenance of individual Participant Accounts is for bookkeeping purposes only. The Company and the Affiliated Companies may, but are not obligated to, acquire or set aside any particular assets for the discharge of their obligations, nor is any participant to have any property rights in any particular assets held by any Affiliated Company, whether or not held for the purpose of funding the obligations of the Affiliated Companies under this Plan.

          The right of any participant or his or her estate to receive future payments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company or the Affiliated Companies.

11.  Change in Control

          In the event of a Change in Control, as defined in the trust agreement, amounts credited to Participant Accounts shall be paid out in cash or in shares, as determined by the participant, in accordance with the terms of the trust agreement and any participant elections. If no trust agreement is in effect, "Change in Control" shall have the meaning given this term in the Company's Supplemental Management Pension Plan and benefits shall be paid in accordance with each participant's elections.

12.  Statement of Account

          Statements will be sent to participants no less frequently than annually as to the value of their Participant Accounts.

13.  Assignability

          No right to receive payments hereunder shall be transferable or assignable by a participant, except by will or by the laws of descent and distribution.

14.  Amendment

          This Plan may at any time or from time to time be amended, modified or terminated by the Board of Directors of the Company. No amendment, modification or termination shall accelerate payment of amounts previously deferred, provide for additional benefits, or, without the consent of a participant, adversely affect such participant's accruals in his or her Participant Account.

15.  Governing Law

          This Plan and any participant elections hereunder shall be interpreted and enforced in accordance with the laws of the State of New York.

16.  Effective Date

          The effective date of this restated Plan is October 1, 1999.


          IN WITNESS WHEREOF, the Company has caused its duly authorized member to execute this Plan document on its behalf this 23rd day of September, 1999.


                              FRONTIER CORPORATION

                                   /s/ Josephine S. Trubek
                              By   ------------------------
                                   Josephine S. Trubek
                                   Corporate Secretary